Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☐	Soliciting Material Pursuant to §240.14a-12

LANTRONIX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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7535 Irvine Center Drive, Suite 100

Irvine, California 92618

www.lantronix.com

___________________________

October 12, 2018

Dear Fellow Stockholder:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders of Lantronix, Inc., a Delaware corporation, which will be held at our corporate headquarters located at 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, on November 13, 2018, at 9:00 a.m. Pacific time.

Details of the business to be conducted at the annual meeting are included in the attached Notice of 2018 Annual Meeting of Stockholders and Proxy Statement.

It is important that your shares be represented at the annual meeting and voted in accordance with your wishes. Whether or not you plan to attend the meeting, we urge you to complete a proxy as promptly as possible so that your shares will be voted at the meeting. This will not limit your right to vote in person or to attend the meeting.

We look forward to seeing you at the upcoming annual meeting.

Sincerely,

Bernard Bruscha
Chairman of the Board

LANTRONIX, INC.

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 13, 2018

______________________

The 2018 Annual Meeting of Stockholders for Lantronix, Inc., a Delaware corporation, will be held at our corporate headquarters located at 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, on November 13, 2018, at 9:00 a.m. Pacific time, for the following purposes:

1.	To elect six directors to the board of directors, each to serve until our next annual meeting of stockholders and until a successor is duly elected and qualified, or until the director’s earlier resignation or removal;

2.	To ratify the appointment of Squar Milner LLP as our independent registered public accountants for the fiscal year ending June 30, 2019;

3.	To approve, on a non-binding advisory basis, the compensation paid to our named executive officers as described in the proxy statement accompanying this notice;

4.	To approve an amendment to our 2013 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance under the plan by 500,000 shares; and

5.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The foregoing proposals are more fully described in the proxy statement accompanying this notice. Stockholders of record who owned our common stock at the close of business on September 21, 2018 are entitled to attend and vote at the annual meeting.

The board of directors recommends that you vote your shares “FOR” each of the director nominees and “FOR” Proposals 2 through 4.

Your vote is very important. Whether or not you expect to attend the annual meeting, please complete, date, sign and return the enclosed proxy card or submit your proxy through the Internet or by telephone as promptly as possible in order to ensure your shares are represented at the annual meeting. Even if you have voted by proxy, you may still vote in person at the annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must obtain a proxy issued in your name from that record holder.

By Order of the Board of Directors,

Irvine, California	Kurt E. Scheuerman
October 12, 2018	Vice President, General Counsel and Corporate Secretary

LANTRONIX, INC.

PROXY STATEMENT FOR THE

2018 ANNUAL MEETING OF STOCKHOLDERS

________________________

PROXY STATEMENT FOR THE

2018 ANNUAL MEETING OF STOCKHOLDERS

__________________________

We cordially invite you to attend the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) for Lantronix, Inc. (sometimes referred to as, the “Company,” “we,” “us,” or “our”). The Annual Meeting will be held at 9:00 a.m. Pacific time on November 13, 2018, at the Company’s corporate headquarters, located at 7535 Irvine Center Drive, Suite 100, Irvine, California 92618.

This proxy statement is being furnished by and on behalf of our board of directors (the “Board”) in connection with the solicitation of proxies to be voted at the Annual Meeting. This proxy statement describes issues on which the Company is asking you, as a stockholder, to vote and provides information that will allow you to make an informed voting decision.

The approximate date on which this proxy statement and the enclosed form of proxy are first being sent or given to stockholders is October 12, 2018.

References in this proxy statement to fiscal years refer to the fiscal year ended June 30 of the referenced year. For example, “fiscal 2017” refers to the fiscal year ended June 30, 2017, “fiscal 2018” refers to the fiscal year ended June 30, 2018, and “fiscal 2019” refers to the fiscal year ending June 30, 2019.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

This proxy statement and our Annual Report on Form 10-K for fiscal year 2018 are available on the Internet at www.proxyvote.com.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

The following questions and answers are intended to briefly address potential questions regarding this proxy statement and the Annual Meeting. They are also intended to provide our stockholders with certain information that is required to be provided under the rules and regulations of the Securities and Exchange Commission (the “SEC”). These questions and answers may not address all of the questions that are important to you as a stockholder. If you have additional questions about the proxy statement or the Annual Meeting, please contact our Corporate Secretary using the contact information provided in this proxy statement.

When and where will the Annual Meeting be held?

The date, time and place of the Annual Meeting are:

November 13, 2018

9:00 a.m. Pacific time

Lantronix, Inc. Corporate Headquarters

7535 Irvine Center Drive, Suite 100

Irvine, California 92618

Who can vote?

You are entitled to vote your shares of common stock if you were the owner of the shares as of the close of business on September 21, 2018 (the “Record Date”). As of the Record Date, there were a total of 21,769,282 shares of our common stock outstanding and entitled to vote at the Annual Meeting. You are entitled to one vote for each share of common stock that you own.

What matters will be voted upon at the Annual Meeting?

The only matters we currently expect will be voted on at the Annual Meeting are the following proposals, which are described in this proxy statement:

1.	the election of six directors to the Board;

2.	the ratification of the appointment of Squar Milner LLP as our independent registered public accountants for the fiscal year ending June 30, 2019;

3.	a non-binding, advisory vote on the compensation paid to our named executive officers as described in this proxy statement; and

4.	the approval of an amendment to our 2013 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance under the plan by 500,000 shares.

What if other matters come up at the Annual Meeting?

If other matters are properly presented at the Annual Meeting, the proxies designated in the proxy cards will vote your shares in their discretion.

How many shares must be present to convene the Annual Meeting?

We will convene the Annual Meeting if stockholders representing the required quorum of shares of common stock entitled to vote either sign and return their proxy cards, authorize a proxy to vote through the Internet or by telephone, or attend the meeting in person. A majority of the shares of common stock entitled to vote at the meeting present in person or by proxy will constitute a quorum. If you sign and return your proxy card or authorize a proxy to vote through the Internet or by telephone, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials.

How are broker non-votes treated?

Broker non-votes (which occur when a brokerage firm has not received voting instructions from the beneficial owner of the shares on a “non-routine” matter, as defined by the New York Stock Exchange (the “NYSE”)), as well as abstentions, will be considered present for the purpose of determining whether we have a quorum at the Annual Meeting. In addition, brokerage firms have the authority under NYSE rules to cast votes on certain “routine” matters even if they do not receive instructions from the beneficial owner of the shares. Proposal 2 relating to the ratification of the appointment of our independent registered public accountants is considered a “routine” matter for which brokerage firms may vote shares for which they did not receive instructions from beneficial owners. Accordingly, your shares may be voted on Proposal 2 if they are held in the name of a brokerage firm even if you do not provide the brokerage firm with voting instructions. Proposals 1, 3 and 4 are considered “non-routine” matters and therefore, if you do not provide voting instructions to your brokerage firm as described below, no vote for your shares will be cast with respect to these proposals and a broker non-vote will result for these shares.

What vote is required to elect a director?

For Proposal 1, you may vote “FOR” each director nominee or you may “WITHHOLD AUTHORITY” with respect to a director nominee’s election. A director nominee must receive the affirmative vote of a majority of the votes cast with respect to that nominee to be elected. In other words, the number of shares voted “FOR” a director nominee must exceed the number of votes cast as “WITHHOLD AUTHORITY” with respect to that nominee’s election. For purposes of the election of directors, abstentions and broker non-votes, if any, will be excluded from the vote and will not be counted in determining the outcome of a director’s election.

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What happens if a majority of the votes cast are not voted in favor of a director nominee?

Pursuant to the procedures established by the Corporate Governance and Nominating Committee of the Board, each incumbent director has submitted to the Chairman of the Corporate Governance and Nominating Committee in writing such director’s irrevocable resignation which will be effective upon (1) the failure of such director to receive the required vote at any annual or special meeting at which such director is nominated for re-election and (2) Board acceptance of the resignation. If a nominee fails to receive a majority of the votes cast in the director election, the Corporate Governance and Nominating Committee will make a recommendation to the Board whether to accept or reject the director’s resignation and whether any other action should be taken. If a director’s resignation is not accepted, that director will continue to serve until our next annual meeting of stockholders and his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. If the Board accepts the director’s resignation, it may, in its sole discretion, either fill the resulting vacancy or decrease the size of the Board to eliminate the vacancy.

What is the required vote for approval of Proposals 2, 3 and 4?

For each of Proposals 2, 3 and 4 you may vote “FOR” or “AGAINST,” or abstain from voting. Approval of Proposals 2, 3 and 4 will require the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. For purposes of Proposals 2, 3 and 4, abstentions will be treated as shares present in person or represented by proxy and entitled to vote at the Annual Meeting, so abstaining has the same effect as voting against the proposal, and broker non-votes, if any, will not be counted in determining the outcome of the proposal.

How do I vote?

The procedures for voting are described below, based upon your form of ownership.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record as of the Record Date, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive.

If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy using the enclosed proxy card, through the Internet or by telephone. The procedures for voting by proxy are as follows:

•	To vote by proxy using the enclosed proxy card, complete, sign and date your proxy card and return it promptly. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience if you choose to submit your proxy by mail.

•	To vote by proxy through the Internet, go to www.proxyvote.com and follow the instructions provided. Please have your proxy card in hand when accessing the website, as it contains a 12-digit control number required to vote.

•	To vote by proxy over the telephone, dial the toll-free phone number listed on your proxy card under the heading “Vote by Phone” (1-800-690-6903) using a touch-tone phone and follow the recorded instructions. Please have your proxy card in hand when calling, as it contains a 12-digit control number required to vote.

You can authorize a proxy to vote through the Internet or by telephone at any time prior to 11:59 p.m. Eastern time on November 12, 2018, the day before the Annual Meeting.

We provide Internet and telephone proxy voting with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet and telephone access, such as usage charges from Internet access providers and telephone companies.

Beneficial Owner: Shares Registered in the Name of Your Broker, Bank or Other Nominee

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. To ensure that your vote is counted, please follow the instructions provided by your broker, bank or other nominee. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other nominee in whose name the shares are registered.

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How does the Board recommend that I vote?

The Board recommends that you vote your shares “FOR” each of the nominees for election to the Board and “FOR” Proposals 2, 3 and 4.

Can I change my vote after I submit my proxy?

Yes. At any time before the vote on a proposal, you can change your vote by:

•	executing or authorizing, dating and delivering to us a new proxy through the Internet, by telephone or mail prior to the Annual Meeting;

•	giving us a written notice revoking your proxy card; or

•	attending the Annual Meeting and voting your shares in person.

Your attendance at the Annual Meeting will not, by itself, revoke a proxy previously given by you. We will honor the proxy card or authorization with the latest date.

You may send your proxy revocation notice to Lantronix, Inc., 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, Attention: Corporate Secretary.

If you have instructed your nominee to vote your shares, you must follow directions received from your nominee to change those instructions.

Can I vote in person at the Annual Meeting rather than by authorizing a proxy holder?

Yes. Although we encourage you to complete and return a proxy card or authorize a proxy holder to vote through the Internet or by telephone to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person even if you have submitted a proxy card or authorized a proxy holder to vote through the Internet or by telephone.

How will my shares be voted?

Any proxy that you submit and that is not revoked will be voted as you direct. If you are a stockholder of record and you indicate when voting through the Internet or by telephone that you wish to vote as recommended by our Board, or if you sign and return a proxy card without giving specific voting instructions, then the persons designated as proxy holders in the accompanying proxy card(s) will vote:

•	“FOR” the election of all of the nominees for director;

•	“FOR” the proposal to ratify the appointment of Squar Milner LLP as our independent registered public accountants for the fiscal year ending June 30, 2019;

•	“FOR” the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers as described in this proxy statement; and

•	“FOR” the approval of an amendment to our 2013 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance under the plan by 500,000 shares.

If you are a beneficial owner of shares of our common stock and your bank, broker or other nominee does not receive instructions from you about how your shares are to be voted, then your nominee will have the discretion to vote your shares on the “routine” matters being considered at the Annual Meeting, but will not be able to vote your shares on the “non-routine” matters being considered at the Annual Meeting, meaning that broker non-votes will result for these matters. Please see the heading “How are broker non-votes treated?” above for additional information.

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In the event any director nominee declines or is unable to serve as a director at the time of the Annual Meeting (which is not anticipated), the persons named in the enclosed proxy card(s) will vote for the election of such person or persons as may be designated by the present Board. As to any other business or matters which might otherwise properly come before the Annual Meeting, the proxy holders will vote in accordance with their best judgment. We do not presently know of any such other business.

I share an address with another stockholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

If you share an address with another stockholder, you will receive only one set of proxy materials unless you have provided instructions to the contrary. If you wish to receive a separate set of proxy materials now, please send your request to: Lantronix, Inc., 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, Attention: Corporate Secretary, or contact our Corporate Secretary by phone at (949) 453-3990. A separate set of proxy materials will be sent promptly following receipt of your request. You may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

How can I get electronic access to the proxy materials?

The notice of annual meeting, this proxy statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2018, are available on the Internet at www.proxyvote.com.

Who will count the votes?

The inspector of election for the Annual Meeting, who is appointed by the Board, will count the votes.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders?

Stockholder Proposals Under Rule 14a-8. In order for a stockholder proposal to be eligible for inclusion in our proxy statement under SEC rules for the 2019 annual meeting of stockholders, the written proposal must be received by our Corporate Secretary at our offices no later than the close of business on June 14, 2019 and must comply with the requirements of Rule 14a-8 established by the SEC. Proposals should be addressed to: Lantronix, Inc., 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, Attention: Corporate Secretary.

Stockholder Proposals Under the Company’s Amended and Restated Bylaws. Currently, our Amended and Restated Bylaws (the “Bylaws”) provide that, in order for a stockholder proposal to be submitted at the 2019 annual meeting of stockholders, including nominations for candidates for election as directors, written notice to our Corporate Secretary of such proposal must be received at our executive offices:

•	not earlier than July 16, 2019; and

•	not later than August 15, 2019.

If the date of the 2019 annual meeting of stockholders is moved more than 30 days before or 70 days after the first anniversary of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and not later than the close of business on the later of the following two dates:

•	70 days prior to the meeting; and

•	10 days after public announcement of the meeting date.

The stockholder proposal submission requirements set forth in our Bylaws are independent of, and in addition to, the notice requirements under Rule 14a-8, as discussed above, for inclusion of a stockholder proposal in our proxy materials.

Our Bylaws require that a stockholder must provide certain information concerning the proposing person, the nominee and the proposal, as applicable. Nominations and proposals not meeting the requirements set forth in our Bylaws will not be entertained at the 2019 annual meeting of stockholders. Stockholders should contact the Corporate Secretary in writing at 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, to obtain additional information as to the proper form and content of stockholder nominations or proposals.

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Who pays for this proxy solicitation?

We do. In addition to sending you these proxy materials, some of our employees may contact you by mail, telephone, facsimile, email or personal solicitation. None of these employees will receive any extra compensation for doing this. We will, at our expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

Where can I find voting results of the Annual Meeting?

We will announce preliminary voting results with respect to each proposal at the Annual Meeting. In accordance with SEC rules, final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting, unless final results are not known at that time, in which case preliminary voting results will be published within four business days of the Annual Meeting and final voting results will be published once they are known by us.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Beneficial Ownership Table

The following table sets forth certain information with respect to beneficial ownership of our common stock as of the Record Date, by: (1) each stockholder known by us to be the beneficial owner of more than 5% of our common stock based on filings pursuant to Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (2) each of our current directors; (3) each of the executive officers set forth in the Summary Compensation Table below; and (4) all current directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise indicated in the footnotes to the table, and subject to community property laws, where applicable, we believe the persons and entities identified in the table below have sole voting and investment power with respect to all shares beneficially owned. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes shares of common stock underlying options or warrants held by such person that are exercisable within 60 calendar days of the Record Date but excludes shares of common stock underlying options or warrants held by any other person.

	Beneficial Ownership
Beneficial Owner Name and Address (1)	Number of Shares Owned	Right to Acquire (2)	Total	Percentage Ownership
Greater than 5% Stockholders:
TL Investment GmbH (3) Biesingerstrasse 27 Tübingen, D-72072 Germany	6,120,880	–	6,120,880	28.1%
Hale Capital Partners, LP (4) 17 State Street, Suite 3230 New York, NY 10004	1,941,748	–	1,941,748	8.9%
Peterson Capital Group, LLC (5) 19900 MacArthur Boulevard, Suite 650 Irvine, CA 92612	1,412,000	–	1,412,000	6.5%

Directors and Named Executive Officers:
Jeffrey Benck, President, CEO and Director	283,255	135,000	418,255	1.9%
Bernhard Bruscha, Chairman of the Board (6)	6,120,880	173,382	6,294,262	28.7%
Bruce C. Edwards, Director	115,000	55,000	170,000	*
Paul F. Folino, Director	130,968	89,895	220,863	1.0%
Martin Hale, Jr., Director (7)	1,941,748	60,890	2,002,638	9.2%
Hoshi Printer, Director	65,840	150,000	215,840	*
Jeremy R. Whitaker, Chief Financial Officer	149,478	208,333	357,811	1.6%
Kevin Yoder, Vice President of Worldwide Sales	59,668	113,542	173,210	*
All current executive officers and directors as a group (9 persons)	8,866,837	986,042	9,852,879	43.3%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Unless otherwise indicated, the address of each beneficial owner listed is c/o Lantronix, Inc., 7535 Irvine Center Drive, Suite 100, Irvine, California 92618.

(2)	Represents shares of common stock issuable upon exercise of stock options or upon vesting of restricted stock units (“RSUs”) within 60 days of the Record Date.

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(3)	Based upon information contained in a Form 4 filed by TL Investment GmbH with the SEC on March 9, 2016. According to the Form 4, Mr. Bruscha is the managing director of TL Investment GmbH and has sole voting and investment power with respect to these shares.

(4)	Based upon information contained in a Schedule 13D filed jointly by Hale Capital Partners, LP and Martin Hale, Jr. with the SEC on June 24, 2016.

(5)	Based upon information contained in a Schedule 13D/A filed jointly by Peterson Capital Group, LLC, Peterson Capital Group, Inc., and James J. Peterson with the SEC on October 3, 2018.

(6)	Includes an aggregate of 6,120,880 shares held by TL Investment GmbH, of which Mr. Bruscha is the managing director.

(7)	Includes an aggregate of 1,941,748 shares held by Hale Capital Partners, LP, of which Mr. Hale is the Chief Executive Officer. Mr. Hale holds the stock options granted to him, and any shares of our common stock issuable upon exercise thereof, for the benefit of Hale Capital Partners, LP.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our outstanding shares of common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such persons are required by SEC regulations to furnish us with copies of all ownership forms they file pursuant to Section 16(a).

Based solely on a review of the reports that were filed and upon written representations from our directors, executive officers and stockholders that such reports accurately reflect all reportable transactions and holdings, we believe that all forms required to be filed pursuant to Section 16(a) during fiscal 2018 were filed on a timely basis.

Equity Compensation Plan Information

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of the end of fiscal 2018:

	(a)		(b)	(c)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	3,553,603	(1)	1.77	3,529,990	(3)
Equity compensation plans not approved by security holders	518,340	(2)	1.42	–
Total	4,071,943		1.73	3,529,990

(1)	The number of securities to be issued includes shares subject to outstanding stock options and RSUs under the Lantronix, Inc. 2000 Stock Incentive Plan (the “2000 Plan”) and the Lantronix, Inc. Amended and Restated 2010 Stock Incentive Plan (the “2010 Plan”).

(2)	Represents (1) 3,340 shares subject to outstanding stock options under the Lantronix, Inc. 2010 Inducement Equity Incentive Plan; (2) 75,000 inducement RSUs issued to Jeffrey Benck, our President and Chief Executive Officer; and (3) an aggregate of 440,000 shares subject to inducement stock options granted to Sanjeev Datla, our former Chief Technology Officer, Kevin Yoder, our Vice President of Worldwide Sales and Shahram Mehraban, our Vice President of Marketing.

(3)	The number of securities remaining available for future issuance includes (1) 3,381,990 shares available for future issuance under the 2010 Plan; and (2) 148,000 shares reserved for future issuance under the Lantronix, Inc. 2013 Employee Stock Purchase Plan. Options outstanding under the 2000 Plan and the 2010 Plan that expire without having been exercised in full, or are otherwise forfeited to the Company, will be added to the share reserve of the 2010 Plan.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Guidelines

The Board has established Corporate Governance Guidelines that it follows in matters of corporate governance, which are posted under the “About Us – Investor Relations” section of our website at www.lantronix.com. The information included on or accessed through our website shall not be incorporated into or otherwise be made a part of this proxy statement. References to our website address in this proxy statement are inactive textual references only.

The following includes a summary of our Corporate Governance Guidelines and additional information regarding our Board.

Nomination of Director Candidates

The Corporate Governance and Nominating Committee considers candidates for Board membership and recommends director nominees to the Board for consideration and approval. There are no specific minimum qualifications that a director must possess to be nominated. However, the Corporate Governance and Nominating Committee assesses the appropriate skills and characteristics of a nominee based on the composition of the Board as a whole and based on the nominee’s qualifications, such as independence, skills and experience in such areas as operations, technology, product development, finance, marketing and sales. For more information, see below under the caption “Criteria for Director Nominees and Board Diversity.”

The Corporate Governance and Nominating Committee also will consider qualified candidates for director nominees suggested by our stockholders. Stockholders can suggest qualified candidates for director nominees by submitting the candidate’s name and qualifications in writing to us at the following address: Lantronix, Inc., 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, Attention: Corporate Secretary. The Corporate Governance and Nominating Committee will consider such suggestions for candidates for Board membership, but it is not obligated to include them on our slate of director nominees. The Corporate Governance and Nominating Committee does not intend to evaluate candidates proposed by stockholders any differently than other candidates.

Director Independence

Our Corporate Governance Guidelines require that a majority of our directors meet the criteria for independence set forth under applicable securities laws, including applicable rules and regulations of the SEC and applicable listing standards of the Nasdaq Stock Market (“Nasdaq”). The Nasdaq listing standards provide that an independent director is one who the Board affirmatively determines is free of any relationship that would interfere with that individual’s exercise of independent judgment. Our Board has reviewed the relationships between the Company, including our subsidiaries and affiliates, and each Board member. Based on its review, the Board has affirmatively determined that Bernhard Bruscha, Bruce C. Edwards, Paul F. Folino, Martin Hale, Jr. and Hoshi Printer currently have no relationships that would interfere with their exercise of independent judgment and that each of them is “independent” in accordance with the foregoing independence standards. Jeffrey Benck was determined not to be independent based on his service as our President and Chief Executive Officer.

Board Leadership Structure

Our Corporate Governance Guidelines provide that the Board will appoint a Chairman of the Board with the approval of a majority of the directors then in office or as otherwise provided in our Bylaws. While any director (including the Chief Executive Officer or other management director) is eligible for appointment as the Chairman of the Board, the Board’s current preferred governance structure is to have an independent director serve as Chairman of the Board. Accordingly, the Board is currently led by Bernhard Bruscha, our Chairman of the Board, a position separate from our Chief Executive Officer and President. Separating the positions of Chief Executive Officer and Chairman of the Board allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management.

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Risk Oversight

While our management has primary responsibility for identifying and mitigating risks, the Board has overall responsibility for oversight of such risks, with a focus on the most significant risks facing the Company. At least annually, management and the Board jointly review our strategic goals and associated risks. Throughout the year, the Board and the committees to which the Board has delegated responsibility dedicate a portion of their meetings to review and discuss specific risk topics in greater detail.

The Board has delegated responsibility for the oversight of specific risks to Board committees as follows:

•	The Audit Committee oversees our risk policies and processes relating to financial statements and financial reporting, as well as investment, capital structure and compliance risks, and the guidelines, policies and processes for monitoring and mitigating those risks.

•	The Compensation Committee oversees risks associated with our incentive plans, the compensation of executive management, and the effect the compensation structure may have on business decisions.

•	The Corporate Governance and Nominating Committee oversees risks related to our governance structure and the evaluation of individual Board members and committees.

The Board’s risk oversight process builds upon management’s enterprise-wide risk assessment and mitigation processes, which include ongoing monitoring of various risks including those associated with long-term strategy and business operations, regulatory and legal compliance and financial reporting.

Meetings of the Board

During fiscal 2018, the Board held eleven meetings. Each director attended at least 75% of the meetings of the Board held during the period of his tenure in fiscal 2018.

Executive Sessions

Although the Chief Executive Officer and other members of senior management are invited to attend meetings of the Board, the members of the Board meet in executive session, without executive management present, in conjunction with each of the regularly scheduled meetings of the Board. Each committee of the Board also meets regularly in executive session without executive management present. In addition, the Audit Committee meets quarterly in separate executive sessions with our independent registered public accounting firm and with our Chief Financial Officer.

Director Attendance at Annual Stockholder Meetings

Under our Corporate Governance Guidelines, our directors are expected to attend our annual meetings of stockholders. All of our directors attended the 2017 annual meeting of stockholders.

Committees of the Board

To facilitate independent director review, and to make the most effective use of our directors’ time and capabilities, the Board has established the following standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. The responsibilities of each committee are set forth in a written charter, each of which has been approved by the Board. Each standing committee reviews and assesses the adequacy of its charter on an annual basis. Each such charter is available under the “About Us – Investor Relations” section of our website at www.lantronix.com. The Board is permitted to establish other committees from time to time as it deems appropriate.

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Current committee membership and the number of meetings of each committee in fiscal 2018 are shown in the table below. Jeffrey Benck and Bernhard Bruscha are not currently members of any committee. Each of the incumbent directors who were members of a committee attended 100% of the meetings held by each committee of the Board on which he served during the period of his tenure in fiscal 2018.

	Audit Committee	Compensation Committee	Corporate Governance & Nominating Committee
Bruce C. Edwards	Member	Chair	Member
Paul F. Folino	Member	Member	Chair
Martin Hale, Jr.	–	Member	–
Hoshi Printer	Chair	Member	Member
Number of Fiscal 2018 Meetings	4	5	4

Audit Committee

The Audit Committee is composed of three directors, each of whom is independent and meets the Nasdaq financial literacy requirements for audit committee service. The Board has determined that each of the members of the Audit Committee meets the enhanced independence requirements of the SEC and that Mr. Printer is an “audit committee financial expert” under the rules of the SEC.

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of our financial statements, compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, the performance of our independent registered public accounting firm, risk assessment and risk management, and finance and accounting functions. The Audit Committee also appoints, retains, terminates, determines compensation for, and oversees our independent registered public accounting firm, reviews the scope of the audit by our independent registered public accounting firm, and reviews the effectiveness of our accounting and internal control functions. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding for, internal or external legal, accounting or other advisers as the Audit Committee deems necessary to carry out its duties.

In addition, the Audit Committee assists the Board in overseeing the implementation and monitoring of the effectiveness of our Code of Business Conduct and Ethics Policy (“Code of Conduct”). The Audit Committee also reviews, with our management and our independent registered public accounting firm, our policies and procedures with respect to risk assessment and risk management relating to financial statements and financial reporting, as well as investment, capital structure and compliance risk, and the guidelines, policies and processes for monitoring and mitigating those risks. The Audit Committee is also responsible for the review and approval of related party transactions.

Compensation Committee

The Compensation Committee is composed of four directors, each of whom is independent as the term is defined within the Nasdaq listing standards for compensation committee service. The Board has determined that each of the members of the Compensation Committee meets the enhanced independence requirements of the SEC. Each of the members of the committee is also a “nonemployee director” as that term is defined under Rule 16b-3 of the Exchange Act and an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Compensation Committee determines our overall policies on compensation and determines the compensation of our Chief Executive Officer and other executive officers. In addition, the Compensation Committee administers our equity incentive plans and reviews the philosophy and policies behind, and any material risks created by, the salary, bonus and equity compensation arrangements for all employees. The Compensation Committee also makes recommendations to the Board with respect to amendments to our equity incentive plans. The Compensation Committee also reviews and recommends to the Board the compensation of directors. The Compensation Committee has the authority to obtain advice and assistance from, and receive appropriate funding for, internal or external legal, compensation, accounting or other advisers as the Compensation Committee deems necessary to carry out its duties.

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Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is composed of three directors, each of whom is independent as the term is defined within the Nasdaq listing standards.

The Corporate Governance and Nominating Committee makes recommendations to the Board regarding candidates for election as directors and is otherwise responsible for matters relating to the nomination of directors, including evaluating the “independence” of directors and director nominees against the independence requirements of the Nasdaq listing standards, SEC rules and other applicable laws. The Corporate Governance and Nominating Committee assists with the structure and membership of Board committees.

The Corporate Governance and Nominating Committee reviews our corporate governance policies and procedures and recommends changes it deems appropriate. The Corporate Governance and Nominating Committee also oversees the Board and committee self-assessment and director performance evaluation process.

Criteria for Director Nominees and Board Diversity

The Board believes that it should be composed of directors with diverse, complementary backgrounds and that directors should, at a minimum, exhibit proven leadership capabilities and experience at a high level of responsibility within their respective fields and have the ability to quickly grasp complex principles of business, finance and technology. Directors should possess the highest personal and professional ethics, integrity and values and should be committed to representing the long-term interests of our stockholders.

When considering a candidate for director, the Corporate Governance and Nominating Committee takes into account a number of factors, including the following:

•	Independence from management;

•	Depth of understanding of technology, manufacturing, sales and marketing, finance and/or other elements directly relevant to our business;

•	Education and professional background;

•	Judgment, skill, integrity and reputation;

•	Existing commitments to other businesses as a director, executive or owner;

•	Personal conflicts of interest, if any; and

•	The size and composition of our existing Board.

In general, candidates who hold or who have held an established executive-level position in a technology company are preferred. The Board’s consideration of diversity as one of the criteria for director nominations is primarily focused on evaluating a nominee’s expected contribution to the diversity of skills, background, experiences and perspectives, given the then-existing composition of the Board as a whole.

When seeking candidates for director, the Corporate Governance and Nominating Committee may solicit suggestions from incumbent directors, management, stockholders and others. Additionally, the Corporate Governance and Nominating Committee has in the past used, and may continue to use, the services of third party search firms to assist in the identification and review of appropriate candidates. After conducting an initial evaluation of a prospective candidate, the Corporate Governance and Nominating Committee will interview that candidate if it believes the candidate might be suitable. The Corporate Governance and Nominating Committee may also ask the candidate to meet with other members of the Board and with management. If the Corporate Governance and Nominating Committee believes a candidate would be a valuable addition to the Board, it may recommend to the Board that candidate’s appointment or election. The Corporate Governance and Nominating Committee applies the same standards of review to all prospective candidates for director, regardless of who initially brings them to the Corporate Governance and Nominating Committee’s attention.

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Code of Conduct and Complaint Procedures

We have adopted a Code of Conduct that applies to all of our directors, officers and employees. The Code of Conduct operates as a tool to help our directors, officers and employees understand and adhere to the high ethical standards we expect. The Code of Conduct is posted under the “About Us – Investor Relations” section of our website at www.lantronix.com.

Concerns relating to accounting, internal controls or auditing matters should be brought to the attention of a member of our senior management or the Audit Committee, as appropriate, and will be handled in accordance with procedures established by the Audit Committee with respect to such matters.

Arrangements with Directors or Executive Officers

No arrangement or understanding exists between any of our directors or executive officers and any other person, pursuant to which any of them were selected as our director or executive officer.

Family Relationships

There are no family relationships among any of our directors or executive officers.

No Legal Proceedings

There are no legal proceedings related to any of our directors or executive officers which must be disclosed pursuant to applicable SEC regulations.

Stockholder Communications with the Board

You may communicate with any director, the entire Board or any committee of the Board by sending a letter to the director, the Board or the committee, addressed to Lantronix, Inc., 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, Attention: Corporate Secretary. Unless the letter is marked “confidential,” our Corporate Secretary will review the letter, categorize it and forward it to the appropriate person. Any stockholder communication marked “confidential” will be logged as “received” and forwarded to the appropriate person without review.

Our Corporate Secretary will generally not forward communications that are unrelated to the duties and responsibilities of the Board or a committee of the Board, including communications determined to be commercial in nature, product complaints or inquiries and materials that are offensive or otherwise inappropriate.

Compensation of Non-Employee Directors

Directors who are also employees of the Company are not paid any fees or remuneration, as such, for their service on the Board or on any Board committee. In fiscal 2018, we provided the annual compensation described below to directors who are not employees.

Cash Compensation

Under our Non-Employee Director Compensation Policy, each non-employee director is entitled to receive the following cash compensation for board services, as applicable:

•	$36,000 annual retainer for service as a Board member;

•	$15,000 additional annual retainer for service as Chairman of the Board; and

•	$10,000 annual retainer for service as chairperson of the Audit Committee, $7,500 annual retainer for service as chairperson of the Compensation Committee and $5,000 annual retainer for service as chairperson of the Corporate Governance and Nominating Committee.

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Under the Non-Employee Director Compensation Policy, directors are not paid fees for service as members on any of our standing committees, apart from the chairperson fees discussed above. Further, directors are not paid meeting fees, except that (1) each non-employee director will be paid a meeting fee of $1,000 for each Board meeting attended in person or by telephone in excess of 12 meetings during the fiscal year; and (2) each non-employee director will be paid a meeting fee of $1,000 for attending in person or by telephone each meeting of a standing committee of which he or she is a member in excess of 12 meetings per committee during the fiscal year. Mr. Bruscha, our Chairman of the Board, has waived his right until further notice to receive cash compensation (other than reimbursement of expenses) for serving as a director and as Chairman of the Board.

Equity Award Program

Under our current Non-Employee Director Compensation Policy, our non-employee directors receive initial and annual equity awards under our Amended and Restated 2010 Stock Incentive Plan. Each non-employee director is given the choice of receiving either 25,000 non-qualified stock options or 10,000 RSUs, which the Board grants upon the non-employee director’s election at each annual meeting of stockholders. Options granted to non-employee directors (1) vest monthly at the rate of 1/12 of the shares underlying the option per month, such that 100% of the shares will be fully vested on the first anniversary of the annual meeting date; (2) have a seven year term; and (3) have a two-year post-separation exercise period. RSUs granted to non-employee directors vest as to 50% of the shares underlying the award six months after the grant date and 50% on the one-year anniversary of the grant date. If a director is appointed at a time other than at the annual meeting of stockholders, the number of options or RSUs and the applicable vesting schedule is pro-rated based upon the amount of time that has elapsed since our most recent annual meeting of stockholders.

Reimbursements

Under the Non-Employee Director Compensation Policy, non-employee directors will be reimbursed for their reasonable out of pocket expenses, including travel expenses incurred to attend meetings up to a maximum of $2,000 per meeting requiring travel. For fiscal 2018, we agreed to provide Mr. Bruscha a travel stipend of $8,000 to cover expenses relating to attendance at in-person meetings.

Non-Employee Director Compensation Table

The table below sets forth the compensation earned by our non-employee directors during fiscal 2018:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Bernhard Bruscha(3)	–	–	26,628	–	26,628
Bruce C. Edwards	43,500	19,200	–	–	62,700
Paul F. Folino	41,000	19,200	–	–	60,200
Martin Hale, Jr.	36,000	–	26,628	–	62,628
Hoshi Printer	46,000	–	26,628	–	72,628

(1)	The dollar value of stock and option awards shown represents the grant date fair value determined in accordance with FASB ASC Topic 718. For a discussion of the valuation assumptions used in the calculations, see Note 4 of Notes to Consolidated Financial Statements, included in Part IV, Item 15 of our Form 10-K.

(2)	In accordance with our Non-Employee Director Compensation Policy, following the Company’s 2017 annual meeting of stockholders (1) Messrs. Bruscha, Hale and Printer were each granted an option to purchase 25,000 shares of our common stock at an exercise price of $1.92 per share, which was equal to the closing price of our common stock on the grant date; and (2) Messrs. Edwards and Folino were each awarded 10,000 RSUs. Mr. Hale holds the stock options granted, and any shares of common stock issuable upon exercise thereof, for the benefit of Hale Capital Partners, LP.

(3)	Mr. Bruscha elected not to receive a cash fee for his services on the Board during fiscal 2018. Instead, pursuant to an arrangement with Mr. Bruscha, the Company accrued $8,000 which represents a travel stipend to be paid at a future date.

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Outstanding Non-Employee Director Equity Awards at 2018 Fiscal Year End

The following table shows the total number of stock options and RSUs outstanding as of June 30, 2018, for each person who served as a non-employee director during fiscal 2018:

Name	RSUs Outstanding (#)	Option Awards Outstanding (#)
Bernhard Bruscha	–	229,836
Bruce C. Edwards	5,000	50,000
Paul F. Folino	5,000	84,895
Martin Hale, Jr.	–	60,890
Hoshi Printer	–	173,750

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PROPOSAL 1

ELECTION OF DIRECTORS

Our Board currently consists of six directors. The Corporate Governance and Nominating Committee has recommended to the Board, and the Board has approved, the nomination of the following six nominees for election as directors, each to serve a one-year term until the 2019 annual meeting of stockholders and until a successor has been duly elected and qualified, or until the director’s earlier resignation or removal: Jeffrey Benck, Bernhard Bruscha, Bruce C. Edwards, Paul F. Folino, Martin Hale, Jr. and Hoshi Printer.

Each of the nominees presently serves as a director and has served continuously as a director since the date indicated in the nominee’s biography below. All nominees have consented to be named and have indicated their intent to serve if elected.

Information About the Director Nominees

The following table sets forth certain information, in each case as of October 1, 2018, concerning the nominees for director:

Name	Age	Director Since	Position With Lantronix
Jeffrey Benck	53	2015	President, Chief Executive Officer and Director
Bernhard Bruscha	65	2007	Chairman of the Board
Bruce C. Edwards	64	2012	Director
Paul F. Folino	73	2012	Director
Martin Hale, Jr.	46	2016	Director
Hoshi Printer	76	2010	Director

The following is a description of the business experience, qualifications, skills and educational background of each of the director nominees, including each nominee’s relevant business experience:

Jeffrey Benck has served as our President and Chief Executive Officer, and as a member of our Board, since December 2015. Before joining the Company, Mr. Benck served as President and Chief Executive Officer, and as a director, of Emulex Corporation, a global supplier of advanced networking, monitoring and management solutions, from July 2013 to May 2015, when Emulex was acquired by Avago Technologies. Mr. Benck joined Emulex in May 2008 as Executive Vice President and Chief Operating Officer and was subsequently appointed to President and Chief Operating Officer in August 2010. Prior to joining Emulex, Mr. Benck was President and Chief Operating Officer of QLogic Corporation, a supplier of storage networking solutions. Prior to that, Mr. Benck worked for IBM Corporation, a global leader in information technology and services, for 18 years, including serving as Vice President of xSeries BladeCenter and Retail Store Solutions development.

As our Chief Executive Officer, Mr. Benck provides intimate knowledge of our operations that are a vital component of Board discussions. In addition, Mr. Benck’s prior experience as a chief executive officer in the technology industry provides the Board with insight into important issues that we face.

Bernhard Bruscha has served as Chairman of the Board of the Company from June 1989 to May 2002 and from May 2012 to the present. Mr. Bruscha is a serial entrepreneur who started his career in the 1970s, as one of three founding partners in a computer networking software company and for more than 20 years has successfully founded, grown and sold or merged several technology and other companies. From May 2002 to April 2015, Mr. Bruscha served as chairman of the Supervisory Board of transtec AG, a computer systems manufacturer and direct computer reseller. Mr. Bruscha is also Managing Director of TL Investment GmbH and Managing Director of technovest alpha GmbH located in Tübingen, Germany.

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Mr. Bruscha’s extensive business, managerial, executive and leadership experience in the technology industry, including as an active designer of software systems and a founder of several technology distribution and hardware companies, make him a valuable member of the Board.

Bruce C. Edwards has served as a member of our Board since 2012. Mr. Edwards has served as a director of Semtech Corporation, a supplier of analog and mixed-signal semiconductor products since 2006 and serves as chairman of its compensation committee. He served as a director of Emulex Corporation, a global supplier of advanced storage networking infrastructure solutions from May 2000 to May 2015, when Emulex was acquired by Avago Technologies. Mr. Edwards was chairman of the board of Emulex from February 2014 to May 2015. From February 2005 to November 2007, he served as the executive chairman of the board of directors of Powerwave Technologies, Inc., a leading designer, manufacturer and supplier of advance coverage and capacity solutions for the wireless communications industry. From February1996 until February 2005, Mr. Edwards served as Chief Executive Officer and as a director of Powerwave. Mr. Edwards also served as President of Powerwave from February 1996 to May 2004. Before joining Powerwave, Mr. Edwards served eleven years at AST Research, Inc., a personal computer company, where his last positions were Executive Vice President, Chief Financial Officer and a director.

Mr. Edwards has leadership experience through his past experience as the chairman and chief executive officer of a publicly-traded global technology company. His management and operational expertise is accompanied by his experience relating to the design and manufacture of technology products, and skills relating to financial statements and accounting matters, making him a valuable member of the Board.

Paul F. Folino has served as a member of our Board since 2012. Mr. Folino served in a number of board and executive positions at Emulex from 1993 to May 2015 when Emulex was acquired by Avago Technologies, including as Emulex’s executive chairman of the board of directors from September 2006 to November 2011; as Chief Executive Officer from May 1993 to September 2006; and as chairman of the board of directors from 2002 to 2006 and from November 2011 to July 2013. Prior to joining Emulex, Mr. Folino served as President and Chief Operating Officer of Thomas-Conrad Corporation, a manufacturer of local area networking products from 1991 to 1993. He also serves on the boards of directors of CoreLogic, Inc., a provider of consumer, financial and property information, analytics and services to business and government, where he serves as chairman of the board.

Mr. Folino’s current experience as director of several public companies and his prior experience as an executive in the technology industry provide him with the skills and qualifications to serve on our Board.

Martin Hale, Jr. has served as a member of our Board since June 2016. Mr. Hale has served as the founder and Chief Executive Officer of Hale Capital Partners, LP, a New York-based private growth equity fund, since 2007. Mr. Hale currently serves as a director of Falconstor Software, Inc. and Top Image Systems, Ltd. Mr. Hale has also served as a director of Adept Technology, Inc., Flarion Corporation, Celiant Corporation, Analex Corporation, Aurora Flight Sciences, Vallent Corporation, Paradigm Holdings, LocationLogic LLC, United Silver Corp., and Telanetix. Prior to Hale Capital Partners, Mr. Hale was a Managing Director and member of the founding team of Pequot Ventures, an associate at Geocapital Partners, and an analyst with Broadview International.

Mr. Hale’s qualifications to serve on the Board include his 19 years of experience in venture capital and private equity as an investor and a board member of technology companies.

Hoshi Printer has served as a member of our Board since 2010. Mr. Printer’s background includes four decades of relevant general and financial management experience, including serving as chief financial officer for several technology companies, including the following: Autobytel, an online automotive marketplace; Peerless Systems Corporation, an embedded imaging systems company; Neuron Data, a developer of high-end, client-server, object- and web-oriented tools; Soane Technologies, an ophthalmic and bioscience business; and Catalytica, a developer of environmental technology. From 2005 to 2010, Mr. Printer was a chief financial officer consultant. His clients included Private Access, Inc., a technology company, Avamar Technologies, Inc., a provider of enterprise data storage software, and Path 1 Network Technologies, a provider of television over IP technology to broadcasters. Mr. Printer also served as the divisional Vice President of Finance for Xerox Corporation.

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Mr. Printer’s financial expertise, exemplified by his background and experience in a number of companies as a senior financial officer, and his broad experience with technology companies make him a valuable asset to the Board and qualify him to serve as an audit committee financial expert and Chairman of the Audit Committee.

Required Vote

A director nominee must receive the affirmative vote of a majority of the votes cast with respect to that nominee to be elected. In other words, the number of shares voted “FOR” a director nominee must exceed the number of votes cast as “WITHHOLD AUTHORITY” with respect to that nominee’s election. Abstentions and broker non-votes, if any, will not be treated as votes cast and will not be counted in determining the outcome of a director’s election.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE SIX NOMINEES SET FORTH ABOVE.

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PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed Squar Milner LLP (“Squar Milner”) as our independent registered public accounting firm for our fiscal year ending June 30, 2019. Squar Milner was also our independent registered public accounting firm for fiscal 2018 and fiscal 2017. Representatives of Squar Milner are expected to attend the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they so desire. Although we are not required to seek stockholder ratification of this appointment, the Board believes that doing so is consistent with good corporate governance practices. If the appointment is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm any time during the year if the Audit Committee determines that the change would be in our best interests.

Fees Paid to the Principal Accountants

During fiscal 2018 and fiscal 2017, we retained Squar Milner to provide services in the following categories and amounts:

	Year Ended June 30,
Fee Category	2018	2017
Audit fees	$151,500	$151,500
Audit-related fees	26,000	24,750
Tax fees	46,645	26,600
All other fees	–	–
Total fees	$224,145	$202,850

Audit Fees. Consist of fees billed for professional services rendered for the audit of our consolidated financial statements and review of our quarterly interim consolidated financial statements, as well as services that are normally provided by our independent registered public accountants in connection with statutory and regulatory filings or engagements. For fiscal 2017, these fees also included the review of our registration statements on Form S-3 and Form S-8 and certain other related matters such as the delivery of comfort letters and consents in connection with our registration statements.

Audit-Related Fees. Consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit Fees.” These fees were related to the audits of our 401(k) employee benefit plan and our 2013 Employee Stock Purchase Plan.

Tax Fees. Consist of fees billed for professional services, including tax advice, tax planning and preparation of returns relating to federal, state and international taxes.

All Other Fees. There were no fees billed by our independent registered public accounting firm for other services in fiscal 2018 or 2017.

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Pre-Approval of Services

The Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by our independent registered public accounting firm has received general pre-approval, it requires specific pre-approval by the Audit Committee. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. At least annually, the Audit Committee reviews and pre-approves the services that may be provided by our independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. The Audit Committee does not delegate its responsibilities to pre-approve services performed by our independent registered public accounting firm to management. The Audit Committee may delegate, and has delegated, pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee.

Required Vote

The ratification of the appointment of Squar Milner LLP as our independent registered public accountants for the fiscal year ending June 30, 2019 requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstaining has the same effect as voting against this proposal, and broker non-votes will not be counted in determining the outcome of this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF SQUAR MILNER LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2019.

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PROPOSAL 3

ADVISORY APPROVAL OF COMPENSATION FOR NAMED EXECUTIVE OFFICERS

At the Annual Meeting, we are providing our stockholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation paid to our named executive officers, which is described in the section titled “Executive Compensation” in this proxy statement. Accordingly, the following resolution will be submitted for a stockholder vote at the Annual Meeting:

“RESOLVED, that the stockholders of the Company hereby approve the compensation paid and payable to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and narrative discussion set forth under the section titled ‘Executive Compensation’ in the proxy statement relating to the 2018 Annual Meeting of Stockholders.”

Our executive compensation program is designed to provide a competitive level of compensation necessary to attract and retain talented and experienced executives and to motivate them to achieve short-term and long-term corporate goals that the Compensation Committee believes will enhance stockholder value. In order to align executive pay with both our financial performance and the creation of sustainable stockholder value, a significant portion of compensation paid to our named executive officers is allocated to performance-based, short- and long-term incentive programs, to make executive pay dependent on our performance (or “at risk”). In addition, as an executive officer’s responsibility and ability to affect the financial results of the Company increases, the portion of his or her total compensation deemed “at risk” increases.

We urge our stockholders to read the Executive Compensation section of this proxy statement, which more thoroughly discusses how our compensation philosophy is implemented through our compensation policies and procedures. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals.

We are requesting stockholder approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers as disclosed in this proxy statement, pursuant to the SEC’s compensation disclosure rules. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the stockholder vote on this proposal when assessing any potential changes to our compensation philosophy and policies.

Required Vote

The non-binding, advisory approval of the compensation paid to our named executive officers as disclosed in this proxy statement requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstaining has the same effect as voting against this proposal and broker non-votes will not be counted in determining the outcome of this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS AN ADVISORY VOTE “FOR” APPROVAL OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

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PROPOSAL 4

APPROVAL OF AMENDMENT TO

2013 EMPLOYEE STOCK PURCHASE PLAN

We are asking our stockholders to approve an amendment to the Lantronix, Inc. 2013 Employee Stock Purchase Plan, or ESPP.

The ESPP was established by our Board and approved by our stockholders in 2012. Our Board and stockholders authorized the issuance of 1,300,000 shares under the ESPP. On August 28, 2018, our Board approved, subject to stockholder approval, an amendment to the ESPP to increase the number of shares authorized under the ESPP to 1,800,000 (an increase of 500,000 shares).

The ESPP is intended to encourage employee participation in our ownership by offering employees the opportunity to purchase our common stock through accumulated payroll deductions. Our Board believes that the amendment to the ESPP is the best interests of the Company and its stockholders and is important to help assure our ability to continue to recruit and retain highly qualified employees.

In considering its recommendation to increase the number of shares of our common stock reserved for issuance under the ESPP by 500,000 shares, the Board considered a number of factors, including: the historical and projected participation level under the ESPP by our eligible employees, including the level of payroll deductions anticipated to be authorized by eligible employees and the number of shares of our common stock purchased under our ESPP since its inception.

As of October 1, 2018, 148,000 shares of our common stock remained available for purchase under the ESPP. If the amendment to the ESPP is not approved by stockholders, we will exhaust these previously authorized shares in the coming months or years and then our employees will no longer be able to purchase shares of our common stock under the ESPP.

Summary of Proposed Amendment

The Board has approved the following change to the ESPP (the “Plan Amendment”), subject to stockholder approval:

•	Making a total of 500,000 additional shares available for new awards under the ESPP after the Plan Amendment is approved by stockholders.

Summary of the Amended ESPP

Below is a summary of the material features of the ESPP, as proposed to be amended (the “Amended ESPP”). This summary is qualified in its entirety by reference to the complete text of our ESPP, which is incorporated herein by reference to the filings we have made with the SEC, and the Plan Amendment which is set forth in Appendix A to this proxy statement.

General. The purpose of the Amended ESPP is to provide employees with an opportunity to purchase our common stock through accumulated payroll deductions.

Administration. The Amended ESPP may be administered by the Board, the Compensation Committee or another committee appointed by the Board. All questions of interpretation or application of the Amended ESPP are determined by the Board or its appointed committee, and its decisions are final, conclusive and binding upon all participants. The Amended ESPP is implemented by consecutive offering periods (each, an “Offering Period”) and purchasing periods (each, a “Purchase Period”). The Board or its appointed committee may, without regard to whether participant rights may be considered to have been adversely effected, change the duration of the Purchase Periods or the length or date of commencement of an Offering Period, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than US dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in our processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of our common stock for each participant properly correspond with amounts withheld from the participant’s compensation, and establish such other limitations or procedures as the Board or its appointed committee determines in its sole discretion advisable which are consistent with the Amended ESPP.

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Eligibility. Each of our employees (including officers) is eligible to participate in an Offering Period; provided, however, that no employee shall be granted an option under the Amended ESPP (i) to the extent that, immediately after the grant, such employee would own capital stock and/or hold outstanding options to purchase such stock representing five percent or more of the voting power or value of our stock, or (ii) to the extent that his or her rights to purchase stock under all of our employee stock purchase plans accrue at an amount which exceeds $25,000 worth of common stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. Eligible employees become participants in the Amended ESPP by filing with us an authorization form authorizing payroll deductions prior to the beginning of each Offering Period unless a later time for filing the authorization form has been set by the Board. As of October 1, 2018, approximately 150 employees were eligible to participate in the Amended ESPP. These employees include our three named executive officers. Non-employee directors are not eligible to participate in the ESPP.

Participation in an Offering. New Offering Periods commence on the first trading day on or after May 16 and November 16 of each year, or on such other date as the Board or the Compensation Committee may determine. To participate in the Amended ESPP, each eligible employee must authorize payroll deductions pursuant to the Amended ESPP. Such payroll deductions may not exceed 15% of a participant’s compensation.

Once an employee becomes a participant in the Amended ESPP, the employee will automatically participate in each successive Offering Period until such time as the employee withdraws from the Amended ESPP or the employee’s employment with us terminates. At the beginning of each Offering Period, each participant is automatically granted an option to purchase shares of our common stock. The option expires at the end of the Offering Period or upon termination of employment, whichever is earlier, and is exercised at the end of the Offering Period to the extent of the payroll deductions accumulated during such Offering Period.

Purchase Price; Shares Purchased. The Amended ESPP provides eligible employees with the opportunity to acquire our shares, at a 15% discounted price, based on a six-month “look-back” period. Shares of our common stock may be purchased under the Amended ESPP at a price not less than 85% of the lesser of the fair market value of our common stock on the (i) first trading day of each Offering Period or (ii) last trading day of each Offering Period (the “Purchase Price”). The “fair market value” of our common stock on any relevant date will generally be the closing price per share as quoted on the Nasdaq Stock Market (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported). The number of shares of our common stock a participant purchases in each Offering Period is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during that Offering Period by the Purchase Price. On October 1, 2018, the closing price as reported on Nasdaq was $4.01 per share.

Length of Offering Periods and Purchase Periods. From 2013 to date, Offering Periods were 24 months long, and Purchase Periods were six months long. Accordingly, each Offering Period consisted of up to four Purchase Periods. Based on a review of market data, the Compensation Committee has decided to reduce the duration of Offering Periods commencing after the Annual Meeting to six months if the Plan Amendment is approved by the stockholders. As a result, each Offering Period will consist of a single Purchase Period that is the same length as the Offering Period.

This description of the Amended ESPP reflects the operation of the Amended ESPP when Offering Periods and Purchase Periods are the same length. When Offering Periods are different in duration than Purchase Periods, the Amended ESPP would operate in a similar manner, except that there would be multiple Purchase Periods per Offering Period and (1) under the “look-back” provision the purchase price for shares would be 85% of the lesser of the fair market value of our common stock on the (i) first trading day of each Offering Period and (ii) last trading day of each Purchase Period, and (2) if the fair market value of our common stock on the enrollment date of a new Offering Period is lower than the fair market value of our common stock on the enrollment date of the immediately preceding Offering Period, then all participants in the immediately preceding Offering Period will be automatically withdrawn from such Offering Period immediately after the exercise of their options on the exercise date immediately preceding the new Offering Period and automatically re-enrolled in the new Offering Period as of the first day thereof.

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Restrictions on Transfer. Rights granted under the Amended ESPP are not transferable and may be exercised only by the person to whom such rights are granted.

Termination of Employment. Termination of a participant’s employment for any reason, including disability or death, immediately cancels his or her option and participation in the Amended ESPP. In such event, the payroll deductions credited to the participant’s account will be returned to him or her without interest, or, in the case of death, to the person or persons entitled thereto as provided in the Amended ESPP.

Adjustment upon Change in Capitalization. In the event of any stock split, reverse stock split, stock dividend, extraordinary cash dividend, combination, reclassification or other change in our capital structure effected without the receipt of consideration, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the Amended ESPP, the number of shares of stock subject to options outstanding under the Amended ESPP and the exercise price of any such outstanding options, and the maximum number of shares that each participant may purchase during each Offering Period. Any such adjustment shall be made by the Board or its appointed committee, whose determination shall be final, binding and conclusive.

Dissolution or Liquidation. In the event of a proposed dissolution or liquidation, the Offering Period then in progress will be shortened and a new exercise date will be set.

Merger or Asset Sale. In the event we merge with or into another corporation or we sell all or substantially all of our assets, each outstanding option may be assumed or substituted by the successor corporation. If the successor corporation refuses to assume or substitute the outstanding options, any Offering Periods then in progress will be shortened and a new exercise date will be set.

Amendment and Termination of the Plan. The Board may at any time terminate or amend the Amended ESPP. An Offering Period may be terminated by the Board at the end of that Offering Period if the Board determines that termination of the Offering Period or the Amended ESPP is in the best interests of the Company and our stockholders. No amendment shall be effective unless it is approved by the holders of a majority of the votes cast at a duly held stockholders’ meeting, if such amendment would require stockholder approval to comply with Section 423 of the Code, stock exchange rules or other applicable law. The Amended ESPP will terminate on the 10th anniversary of the effective date of the Amended ESPP unless earlier terminated by the Board.

Withdrawal. Generally, a participant may withdraw from an Offering Period at any time without affecting his or her eligibility to participate in future Offering Periods. However, once a participant withdraws from a particular offering, that participant may not participate again in the same offering.

Federal Tax Information. The Amended ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. A participant is taxed on amounts withheld for the purchase of shares as if such amounts were actually received. Other than this, no income will be taxable to a participant until the shares purchased under the Amended ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period.

If the shares sold or disposed of have been held more than one year from the date of transfer of the stock to the participant and more than two years from the first day of the Offering Period, or in the event of a participant’s death (whenever occurring), then the participant (or, if applicable, the participant’s beneficiary) will recognize ordinary income equal to the lesser of (i) 15% of the value of the shares as of the first day of the Offering Period, or (ii) the excess of the value of the shares at the time of such sale or disposition over the price to the participant. Any additional gain or loss will be treated as long-term capital gain or loss.

If the shares sold or disposed of have not been held for the respective one or two year required holding periods, then the participant will recognize ordinary income generally measured as the excess of the value of the shares on the date the shares are purchased over the price to the participant. Any additional gain or loss on such sale or disposition will be long- or short-term capital gain or loss, depending on the holding period. We are not entitled to a deduction for amounts taxed to a participant except to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

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THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND LANTRONIX UNDER THE AMENDED ESPP. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE MAY RESIDE.

Plan Benefits

Participation in the Amended ESPP is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Further, the number of shares of our common stock that may be purchased under the ESPP is determined, in part, by the price of our common stock on the first and last day of each Offering Period. Accordingly, future purchases under the Amended ESPP are not determinable.

Securities Authorized for Issuance Under Equity Compensation Plans. In addition to the ESPP, the Company currently has one equity compensation plan – the 2010 Plan. Information regarding the number of shares of our common stock that were available for issuance pursuant to the ESPP and the 2010 Plan as of the end of the 2018 fiscal year can be found on page 9 of this proxy statement under the caption “Equity Compensation Plan Information.”

Registration of Shares. The Company has registered the shares of common stock currently issuable under the ESPP with the SEC pursuant to a Registration Statement on Form S-8. If the Plan Amendment is approved by the stockholders, the Board intends to cause the additional shares of common stock that will become available for issuance under the Amended ESPP to be registered on a Form S-8 registration statement to be filed with the SEC at the Company’s expense.

Required Vote

The approval of the proposed Plan Amendment requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstaining has the same effect as voting against this proposal and broker non-votes will not be counted in determining the outcome of this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE 2013 EMPLOYEE STOCK PURCHASE PLAN.

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EXECUTIVE COMPENSATION

The following information describes the material elements of compensation paid to our “named executive officers,” which consist of our principal executive officer and our two other most highly compensated executive officers and should be read together with the compensation tables and related disclosures set forth below.

For fiscal 2018, our named executive officers were: Jeffrey Benck, our President and Chief Executive Officer; Jeremy R. Whitaker, our Chief Financial Officer; and Kevin Yoder, our Vice President of Worldwide Sales.

Compensation Philosophy and Objectives of the Compensation Program

Our executive compensation program is based on principles designed to:

•	align financial interests of executives and stockholders;

•	pay for performance; and

•	attract, motivate and retain top executive talent.

Our compensation philosophy generally targets total compensation between the 25th and 50th percentile of peer companies for both fixed and variable compensation. However, the Compensation Committee’s decisions on target compensation for specific individuals are also influenced by a variety of additional factors, including title and level of responsibility, Company and individual performance, prior compensation and general business conditions.

Role of the Compensation Committee

Our Compensation Committee was appointed by the Board and consists entirely of directors who are independent directors under the Nasdaq listing standards, “outside directors” for purposes of Section 162(m) of the Code, and “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

Our Compensation Committee is responsible for, among other things:

•	reviewing and approving our compensation philosophy;

•	reviewing all executive compensation plans and structures, including that of our executive officers and other members of senior management;

•	reviewing the risks arising from our compensation policies;

•	approving the individual compensation paid to our executive officers and other members of senior management, including our named executive officers;

•	administering our equity incentive plans;

•	approving annual cash incentive program performance metrics as well as payouts thereunder; and

•	reviewing other executive benefit plans, including perquisites.

Our Compensation Committee, in consultation with the independent compensation consultants retained by the Compensation Committee, also analyzes the alignment of our overall executive compensation package with our compensation philosophy and objectives.

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How Compensation Decisions Are Made

The Compensation Committee annually determines the compensation levels for our executive officers by considering several factors, including competitive market data, each executive officer’s roles and responsibilities, how the executive officer is performing those responsibilities and our financial performance.

The Compensation Committee makes all decisions for the total direct compensation – that is, base salary, cash incentive awards under our incentive bonus plan and stock-based awards – of our executive officers and other members of our senior management, including the named executive officers. Independent Board members who are not members of the Compensation Committee also participate in Compensation Committee deliberations regarding executive compensation.

At the request of the Compensation Committee, our Chief Executive Officer and other officers may attend meetings of the Compensation Committee or meetings of our Board at which executive compensation is discussed. The Compensation Committee considers the recommendations from our Chief Executive Officer with respect to executive compensation. In making recommendations, our Chief Executive Officer receives input from our Chief Financial Officer and Vice President of Human Resources. While our Chief Executive Officer discusses his recommendations with the Compensation Committee, he does not participate in deliberation or determination with respect to his own compensation.

The Compensation Committee also engages independent compensation consultants to assist the Compensation Committee in its duties, including providing advice regarding industry trends and benchmarking information relating to the form and amount of compensation provided to executives by companies with which we compete for executive talent and other similarly situated companies.

When considering a proposed compensation package for an executive officer, the Compensation Committee considers the compensation package as a whole, including each element of total compensation. For example, before determining officer compensation, the Compensation Committee reviews, for each executive, each element of compensation paid in the prior fiscal year, including base salary, incentive bonus, and the value of equity awards, as well as information regarding equity awards made in prior periods. The Compensation Committee uses this information to assess the overall effect and long-term implications of compensation decisions, rather than viewing individual decisions in isolation.

2017 Say-On-Pay Vote

At our 2017 annual meeting of stockholders, our stockholders approved, on a non-binding, advisory basis, the compensation paid to our named executive officers described in our 2017 proxy statement. Approximately 96.7% of the votes cast on the matter were voted in favor of this “say-on-pay” approval. The Board and the Compensation Committee considered the voting results and high level of stockholder support when establishing our executive compensation programs for fiscal 2018.

Independent Compensation Consultants

The Compensation Committee has the authority to retain independent advisors to assist it in the compensation-setting process and receives adequate funding to engage such advisors. The Compensation Committee has historically engaged the services of independent compensation consultants to provide advice in connection with making executive compensation determinations. The Chairman of the Compensation Committee, in consultation with other Compensation Committee members, defines the scope of any consultant’s engagement and related responsibilities.

For several recent fiscal years, the Compensation Committee has engaged Radford Consulting, an Aon Hewitt company (“Radford”), as its independent adviser for executive compensation matters. Radford was retained by the Compensation Committee to assist in the review and development of a peer group to be used for compensation decisions, and to provide an independent review of our executive compensation programs, including an analysis of both the competitive market and the design of the programs. The compensation consultants from Radford have no other direct or indirect business relationships with us. The Compensation Committee did not engage a compensation consultant for 2018.

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Market Comparisons

Historically, the Compensation Committee has reviewed compensation data from peer group companies and industry surveys as an integral component of its executive compensation decision-making process.

The Compensation Committee uses executive compensation peer group data, together with industry survey data, to evaluate the total compensation, as well as each element of compensation, for each executive officer, including the named executive officers. The Compensation Committee believes it is important to review this compensation data because we compete for executive talent and stockholder investment with many of the peer group companies.

While the Compensation Committee has generally determined to target the total compensation levels of our executive officers between the 25th and 50th percentile of the composite peer survey data, the Compensation Committee may vary from this general target for various elements of compensation depending on a number of factors, including the executive officer’s job performance, skill set, level of responsibility, prior compensation, business conditions, our financial performance, and our relative relationship to our peers.

Components of Executive Compensation

Our Compensation Committee utilizes three main components for executive officer compensation: base salary, a cash incentive program, and long-term equity-based awards. Our compensation program is designed to balance our need to provide our executive officers with incentives to achieve our short- and long-term performance goals with the need to pay competitive base salaries.

There is no pre-established policy for allocating between cash and non-cash or short-term and long-term compensation. In determining the allocation each year among base salary, annual cash incentive bonus, and long-term equity-based awards, the Compensation Committee considers the following factors: our short-term and long-term business objectives, competitive trends within our industry, and each named executive officer’s current and prior compensation.

An important guiding principle for our executive compensation program is our belief that it benefits our stockholders for executive management’s compensation to be tied to our short-term and long-term performance, so that a significant portion of each executive officer’s compensation is tied to the achievement of our goals and objectives. As a result, “at risk” compensation makes up a significant portion of our executives’ compensation.

Base Salaries

Base salary is the only element of annual cash compensation that is not “at risk.” Base salaries for our executive officers are set with regard to a number of factors, including the executive’s title and responsibilities within the Company, the executive’s performance in recent periods, the executive’s potential for continued development within the organization, an assessment of peer group data, and internal parity with other executives. The base salary levels for each executive officer, and any increases or decreases to those levels, are reviewed and approved each year by the Compensation Committee.

The base salaries for the named executive officers are shown in the following table:

Name	Fiscal 2018 Base Salary
Jeffrey Benck	$400,000
Jeremy R. Whitaker	$250,000
Kevin Yoder	$255,000

Equity Awards

We believe that providing a significant portion of our executive officers’ total compensation opportunity in equity awards aligns the incentives of our executives with the interests of our stockholders and with our long-term success. By compensating our executives with our equity, executives receive a stake in our financial future and the gains realized in the long term depend on the executives’ ability to drive our financial performance. Equity incentive awards are also a useful vehicle for attracting and retaining executive talent in a competitive market.

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Our Compensation Committee administers the Amended and Restated 2010 Stock Incentive Plan and establishes the rules for all awards granted thereunder, including grant guidelines, vesting schedules, and other provisions. We have typically used two forms of equity for long-term equity incentive compensation for our executive officers: time-vesting stock options and time-vesting RSUs. The Compensation Committee continually evaluates its equity compensation program to determine whether to issue either RSUs, stock options, a combination thereof, or other types of equity awards.

Stock options are granted at fair market value with an exercise price equal to the closing price of our common stock on Nasdaq on the date of grant. Stock options generally have a seven-year contractual term. Options and RSUs granted to employees, including our named executive officers, typically vest over four years.

The Compensation Committee intends to continue to evaluate its equity compensation program and may in the future issue either restricted stock awards, stock options or a combination thereof as it deems appropriate.

The Compensation Committee has delegated authority to our Chief Executive Officer to grant options to newly-hired employees, other than executive officers and employees directly reporting to the Chief Executive Officer, within certain parameters established by the Compensation Committee. Management reports these new-hire option grants to the Compensation Committee.

Benefits

All of our executive officers are eligible to participate in our employee benefits program, which includes medical, dental and vision plans, our 2013 Employee Stock Purchase Plan, a 401(k) plan, tuition reimbursement, life insurance and short and long-term disability coverage. Our employee benefits program is available to all of our employees. In designing our employee benefits program, we seek to provide an overall level of benefits that is competitive with that offered by similarly situated companies in the markets in which we operate based upon our general understanding of industry practice.

The Company makes matching contributions under the 401(k) plan to each plan participant, including our executive officers, in an amount equal to 25% of the first 6% of salary deferred by the participant.

The Company has an executive physical program, under which Messrs. Benck and Whitaker are provided an annual executive physical examination at a maximum cost of $2,500 each. With the exception of this annual executive physical program, it is our policy to not extend significant perquisites to executives that are not broadly available to our other employees.

Annual Cash Incentive Program

Our Compensation Committee believes that annual performance-based cash bonuses play an important role in providing incentives to our executive officers to achieve short-term performance goals. To that end, we have established an annual cash bonus program (the “Bonus Program”) in order to align executives’ goals with our financial, strategic and tactical objectives for the current year.

Selected employees, including all of our named executive officers, are eligible to participate in the Bonus Program. Each participant in the Bonus Program is assigned a target annual cash bonus, generally expressed as a percentage of the participant’s base salary, the payment of which is conditioned on the achievement of certain performance goals and objectives as outlined in the Bonus Program. Bonuses paid under the Bonus Program, if any, are based upon achievement of performance goals for two independent semi-annual performance periods, corresponding with the first and second half of the fiscal year, respectively (each, a “Performance Period”).

The Compensation Committee generally sets the semi-annual corporate performance goals at levels the Compensation Committee believes are challenging, but reasonable, for management to achieve.

At the end of each Performance Period, the Compensation Committee determines the level of Company achievement with respect to the specified goals. The Compensation Committee retains discretion to make appropriate adjustments to the performance goals for the effects of events that were not anticipated in establishing the performance goals, to exclude one-time or non-recurring expenses in calculating achievement of performance goals, and to make other adjustments to the bonuses that otherwise would be payable based on actual performance. Final bonus levels are then based on those determinations.

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Under the Bonus Program, the maximum aggregate amount of bonuses that all participants will be eligible to receive during a Performance Period (the “Bonus Pool”) is limited to a percentage of our earnings before interest, taxes, depreciation, amortization, and share-based compensation excluding (1) the impact of non-recurring charges or gains, consistent with the approach used for reporting “Non-GAAP Net Income” in our quarterly earnings releases, and (2) the total amount of bonus payments earned under the Bonus Program for the Performance Period (“Adjusted EBITDAS”). If the Bonus Pool during a Performance Period is insufficient to fully fund the bonuses earned during the Performance Period, each participant’s bonus is ratably reduced. Actual bonuses are generally paid to the executives in the quarter following the completion of a Performance Period.

For fiscal 2018, the Compensation Committee approved two performance measures for Messrs. Benck and Whitaker. These goals related to the Company achieving specified levels of revenue and Adjusted EBITDAS for the applicable Performance Periods. The goals were weighted 60% towards the revenue goal and 40% towards the Adjusted EBITDAS goal.

The revenue and Adjusted EBITDAS goals apply to all other participants, including Mr. Yoder. The Compensation Committee believes revenue and Adjusted EBITDAS to be good indicators of our success, given the market in which we compete. In addition, they are measures that management can easily calculate and communicate to employees throughout the applicable Performance Period. In addition, bonus determinations for all participants other than Messrs. Benck and Whitaker took into account the Company’s achievement of goals established by the Compensation Committee relating to certain corporate management by objectives goals (“MBOs”), and the individual participant’s performance in relation to personal MBOs. For these other participants, these goals were weighted 40% towards revenue, 30% towards Adjusted EBITDAS and 30% towards corporate and personal MBOs.

Under the Bonus Program for fiscal 2018, payouts based upon revenue and Adjusted EBITDAS performance could range from zero to 200% of target depending on the level of our performance. For fiscal 2018, the Bonus Pool was funded by 50% of the Company’s Adjusted EBITDAS during the applicable Performance Period. For fiscal 2018, bonus targets for all participants were weighted 50% towards the first half of the fiscal year and 50% towards the second half of the fiscal year.

The table below shows the target bonus, incentive mix, and maximum payout for each of the named executive officers under the Bonus Program for fiscal 2018:

		Target Bonus		Incentive Mix				Maximum Payout
Name	Fiscal 2018 Base Salary	% of Salary	Dollars	Revenue	Adjusted EBITDAS	MBOs		% of Salary	Dollars	Fiscal 2018 Bonus Earned (1)(2)
Jeffrey Benck	$400,000	85%	$340,000	60%	40%	–		170%	$680,000	$406,470
Jeremy R. Whitaker	$250,000	55%	$137,500	60%	40%	–		110%	$275,000	$164,381
Kevin Yoder	$255,000	40%	$102,000	40%	30%	30%	(3)	68%	$173,400	$113,398

(1)	Reflects actual bonuses earned by the named executive officers for fiscal 2018 under the Bonus Program.

(2)	For Mr. Yoder, excludes cash incentives under the Sales Compensation Program.

(3)	For Mr. Yoder, the MBO portion of the potential bonus was weighted 50% towards corporate MBOs and 50% towards personal MBOs.

Sales Compensation Program

Mr. Yoder, along with certain other employees, participates in our Sales Compensation Program, which provides an opportunity to earn a cash incentive payment upon achievement of sales objectives approved by management. Under the Sales Compensation Program for fiscal 2018, for each half of the fiscal year, management established sales objectives for individuals, by region, which served as the basis for determining the amount of cash incentives to be paid to the individuals under the program. After the end of each six-month period, management reviewed an individual’s performance with respect to his or her individual sales objectives and determined the amount of cash incentives to be paid under the program to the individual. Payments under the Sales Compensation Program for fiscal 2018 were calculated based upon the level of performance, and targets for all participants were weighted 50% towards the first half of the fiscal year and 50% towards the second half of the fiscal year.

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For fiscal 2018, such objectives were measured for Mr. Yoder with respect to the “global” territory. Mr. Yoder’s annual sales incentive compensation target was equal to 30% of his base salary, or $76,500. In fiscal 2018, Mr. Yoder earned $72,394 in total sales incentive compensation under the Sales Compensation Program.

Clawback Policy

Our Compensation Committee has adopted an executive compensation recovery policy regarding the adjustment or recovery of incentive awards or payments made to current or former executive officers in the event that we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. Under the policy, we have the right to recover excess compensation received by a named executive officer based on erroneous data to the extent that there has been fraud or misconduct by that executive officer which significantly contributed to the restatement of financial results.

Impact of Tax and Accounting

As a general matter, the Compensation Committee takes into account the various tax and accounting implications of the compensation vehicles that we employ. However, while structuring compensation programs that result in more favorable tax and financial reporting treatment is a general principle, the Compensation Committee balances these goals with other business needs that may be inconsistent with obtaining the most favorable tax and accounting treatment for each component of compensation.

Risk Management Considerations

The Compensation Committee reviews an annual compensation plan risk assessment provided by management. This assessment includes a review of each cash and equity incentive compensation plan within the Company, a discussion of potential risks, and a review of any process controls for effective plan administration. The Compensation Committee believes it has implemented an executive compensation program that provides our named executive officers with incentives to drive business and financial results, but not in a manner that encourages excessive or unnecessary risk-taking behaviors for the following reasons:

•	We structure our pay to consist of both fixed and variable compensation. The fixed (salary and benefits) portion of compensation is designed to provide a steady income regardless of our stock price performance so that executives do not feel pressured to focus exclusively on stock price performance to the detriment of other important business metrics. The variable (cash bonus and equity) portions of compensation are designed to reward both short- and long-term corporate performance. For short-term performance, our cash bonus is awarded based on revenue and Adjusted EBITDAS targets and, in certain cases, performance with respect to corporate and personal MBOs. For long-term performance, our stock option awards generally vest over four years and are only valuable if our stock price increases over time. We feel that these variable elements of compensation are a sufficient percentage of overall compensation to motivate executives to produce superior short- and long-term corporate results, while the fixed element is also sufficiently high that the executives are not encouraged to take unnecessary or excessive risks in doing so.

•	Adjusted EBITDAS is a key performance measure for determining incentive payments and all incentives are limited to a percentage of our Adjusted EBITDAS. If we are not profitable at a reasonable level, there are no payouts under the Bonus Program. We believe this encourages our executives to take a balanced approach that focuses on corporate profitability.

•	We cap our cash bonuses, which we believe also mitigates excessive risk taking. Even if we dramatically exceed revenue and Adjusted EBITDAS targets, bonus payouts are limited.

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•	We believe that our focus on a combination of revenue and Adjusted EBITDAS goals (through the Bonus Program), as well as stock price performance (through our equity compensation program), provides a check on excessive risk taking. That is, even if our executives could inappropriately increase Adjusted EBITDAS by excessive expense reductions or by abandoning less profitable revenue sources, this would harm revenue and be detrimental to the Company in the long run and could ultimately harm our stock price and the value of their equity awards. Likewise, if our executives were to add revenue sources at low margins in order to meet revenue targets and create a higher growth company multiple and increased stock prices, it could decrease Adjusted EBITDAS and the likelihood and value of their cash bonus payments.

•	Our Bonus Program has been structured around revenue and Adjusted EBITDAS goals for several years, and we have seen no evidence that this structure encourages unnecessary or excessive risk taking.

•	Our Compensation Committee retains ultimate oversight over the compensation of our executive officers and retains the ability to exercise discretion where appropriate.

Stock Ownership Requirements

The Board has historically encouraged its members and members of senior management to acquire and hold stock in the Company to link the interests of such persons to the stockholders. The Board has adopted stock ownership guidelines for the non-employee directors of the Company. Under the guidelines, our non-employee directors are each expected to own shares of our common stock with a value equal to three times the annual cash retainer for such directors. Progress toward the achievement of these ownership guidelines is based on shares purchased in the open market, through option exercises or upon vesting of RSUs. The value of the shareholdings is based on the greater of (1) the closing price of a share of our common stock as of the most recent fiscal year end, or (2) the acquisition value of the shares, determined based upon the purchase price for open market purchases and the fair market value of shares on the date of issuance in the case of shares issued upon the exercise of stock options or settlement of RSUs. The guidelines provide that non-employee directors are expected to establish the minimum ownership levels within five years of adoption of the guidelines or within five years of appointment as a new non-employee director of the Company. Neither the Board nor the Compensation Committee has established stock ownership guidelines for other members of the Board or the executive officers of the Company.

Securities Trading Policy/Hedging Prohibition

Our Insider Trading Policy prohibits directors, officers, and other employees from engaging in any transaction in which they may profit from short-term speculative swings in the value of our securities. This includes “short sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), “put” and “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price) and hedging transactions, such as zero-cost collars and forward sale contracts. In addition, this policy is designed to ensure compliance with all insider trading rules.

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Summary Compensation Table

The following table sets forth, for the fiscal years indicated, the compensation paid to our named executive officers:

Name and Principal Position(s)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)	Total ($)
Jeffrey Benck	2018	400,000	—	—	140,436	(2)	406,470	(3)	—	946,906
President & CEO	2017	400,000	—	—	—		417,543	(4)	—	817,543

Jeremy R. Whitaker	2018	250,000	—	—	58,515	(2)	164,381	(3)	—	472,896
CFO	2017	245,000	—	27,400	36,755		187,546	(4)	—	496,701

Kevin Yoder (5)	2018	255,000	—	—	99,476	(2)	185,792	(6)	—	540,268
Vice President of Worldwide Sales

(1)	The dollar value of stock and option awards shown represents the grant date fair value determined in accordance with FASB ASC Topic 718. For a discussion of the valuation assumptions used in the calculations, see Note 4 of Notes to Consolidated Financial Statements, included in Part IV, Item 15 of our Form 10-K.

(2)	On August 29, 2017, the named executive officers were granted the following stock options under the 2010 Plan at an exercise price of $2.16 per share, which was equal to the closing price of our common stock on the grant date: (1) Mr. Benck was granted an option to purchase 120,000 shares of our common stock; (2) Mr. Whitaker was granted an option to purchase 50,000 shares of our common stock; and (3) Mr. Yoder was granted an option to purchase 85,000 shares of our common stock. The options vest according to the following schedule: 25% of the shares subject to the option vest on the first anniversary of the applicable grant date, with the remaining shares vesting ratably each month thereafter for a period of 36 months, such that 100% of the shares subject to this option will be fully vested as of the fourth anniversary of the grant date.

(3)	The amounts shown represent cash bonus payments earned for fiscal 2018 performance under our Bonus Program.

(4)	The amounts shown represent cash bonus payments earned for fiscal 2017 performance under our Bonus Program.

(5)	Mr. Yoder was not a named executive officer prior to fiscal 2018.

(6)	The amount shown represents (1) $113,398 of cash bonus payments earned for fiscal 2018 performance under our Bonus Program, and (2) $72,394 of cash incentive payments earned for fiscal 2018 performance under our Sales Compensation Program.

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Outstanding Equity Awards at 2018 Fiscal Year End

The following table provides information concerning outstanding equity awards held by our named executive officers as of June 30, 2018.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Grant Date	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested ($)(1)
Jeffrey Benck	–	120,000	(2)	8/29/2017	$2.16	8/29/2024	4/28/2016	75,000	(3)	213,000
	–	150,000	(4)	12/5/2015	$1.12	12/5/2022
	40,625	84,375	(5)	12/5/2015	$1.12	12/5/2022

Jeremy R. Whitaker	–	50,000	(2)	8/29/2017	$2.16	8/29/2024	9/14/2016	11,250	(6)	31,950
	21,875	28,125	(7)	9/14/2016	$1.37	9/14/2023
	27,500	12,500	(8)	9/1/2015	$1.35	9/1/2022
	47,917	2,083	(7)	8/26/2014	$1.87	8/26/2021
	45,000	–		8/22/2013	$1.56	8/22/2020
	40,000	–		8/23/2012	$2.03	8/23/2019

Kevin Yoder	–	85,000	(2)	8/29/2017	$2.16	8/29/2024				–
	67,917	102,083	(9)	4/1/2016	$0.86	4/1/2023

(1)	In accordance with applicable SEC regulations, the market value of the shares has been determined based on the closing price of our common stock on June 30, 2018, which was $2.84.

(2)	The options vest according to the following schedule: 25% of the shares subject to the option vest on the first anniversary of the applicable grant date, with the remaining shares vesting ratably each month thereafter for a period of 36 months, such that 100% of the shares subject to this option will be fully vested as of the fourth anniversary of the grant date.

(3)	The remaining unvested RSUs vest quarterly at a rate of 37,500 shares per quarter.

(4)	The options vest according to the following schedule: 25% of the shares subject to the option vest on September 1, 2018, with the remaining options vesting monthly at a rate of 3,125 shares per month thereafter.

(5)	The remaining unvested options vest monthly at a rate of 3,125 shares per month.

(6)	The remaining unvested RSUs vest quarterly at a rate of 1,250 shares per quarter.

(7)	The remaining unvested options vest monthly at a rate of 1,042 shares per month.

(8)	The remaining unvested options vest monthly at a rate of 833 shares per month.

(9)	The remaining unvested options vest monthly at a rate of 4,167 shares per month.

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Severance and Change in Control Arrangements with Named Executive Officers

Although we do not have fixed term employment agreements with any of our employees, the named executive officers are each a party to an agreement with the Company that provides cash payments and acceleration of equity awards in certain circumstances that result in termination of employment. In addition, we have entered into agreements with some of our other executives which provide severance benefits under certain circumstances. These agreements are intended to encourage retention and to align executive and stockholder interests by enabling executives to consider corporate transactions that are in the best interests of the stockholders and other constituents of the Company without undue concern over whether the transactions may jeopardize the executives’ own employment.

Offer Letter with Jeffrey Benck

Under the offer letter dated December 5, 2015 between the Company and Mr. Benck, Mr. Benck is eligible to receive severance payments if his employment is terminated involuntarily by us without Cause or by Mr. Benck for Good Reason, in each case as defined in the offer letter. Severance payments for Mr. Benck would consist of 12 months of base salary plus payment of an amount equal to 50% of his target bonus. If the termination occurs in connection with a Change in Control (as defined in the offer letter), Mr. Benck is entitled to “double trigger” severance payments as follows: (1) if the market capitalization of the Company at the time of the Change in Control is $50 million or less, Mr. Benck will receive 12 months of base salary plus payment of an amount equal to 100% of his target bonus; and (2) if the market capitalization of the Company at the time of the Change in Control is greater than $50 million, Mr. Benck will receive 24 months of base salary plus payment of an amount equal to 200% of his target bonus.

In the event of termination of employment without Cause or for Good Reason, Mr. Benck’s basic employee benefits such as health insurance would be continued for up to 12 months (or up to 24 months following a Change in Control occurring at a time that the Company’s market capitalization is greater than $50 million).

In addition, if Mr. Benck’s employment is terminated without Cause or for Good Reason in connection with a Change in Control, all unvested stock options and RSUs awarded to Mr. Benck will accelerate and become fully vested.

Letter Agreement with Jeremy Whitaker

On August 31, 2016, the Company entered into a five-year letter agreement with Mr. Whitaker setting forth certain terms of his employment as the Company’s Chief Financial Officer. Under the letter agreement, Mr. Whitaker is eligible for severance payments if within the term of the letter agreement his employment is terminated, either involuntarily by the Company without Cause or by Mr. Whitaker for Good Reason, in each case as defined in the letter agreement.

Severance payments for Mr. Whitaker consist of 6 months of base salary plus payment of an amount equal to 50% of the amount of bonuses (if any) paid to Mr. Whitaker during the 12 months preceding termination. If the termination occurs in connection with a Change in Control (as defined in the letter agreement), Mr. Whitaker is entitled to “double trigger” severance payments as follows: (1) if the market capitalization of the Company at the time of the Change in Control is $50 million or less, Mr. Whitaker will receive 6 months of base salary plus payment of an amount equal to 50% of the amount of bonuses (if any) paid to Mr. Whitaker during the 12 months preceding termination, and up to 6 months of COBRA benefits; and (2) if the market capitalization of the Company at the time of the Change in Control is greater than $50 million, Mr. Whitaker will receive 12 months of base salary plus payment of an amount equal to 100% of his target bonus, and up to 12 months of COBRA benefits.

In addition, the letter agreement provides that if Mr. Whitaker’s employment is terminated in connection with a Change in Control, all of Mr. Whitaker’s outstanding equity awards will accelerate and become fully vested.

36

Offer Letter with Kevin Yoder

Under the offer letter dated January 22, 2016 between the Company and Mr. Yoder, Mr. Yoder is eligible to receive severance payments if his employment is terminated within five years involuntarily by us without Cause or by Mr. Yoder for Good Reason, in each case as defined in the offer letter. Severance payments for Mr. Yoder would consist of 6 months of base salary plus payment of an amount equal to 50% of his target bonus and sales incentive. If the termination occurs in connection with a Change in Control (as defined in the offer letter), Mr. Yoder is entitled to “double trigger” severance payments as follows: (1) if the market capitalization of the Company at the time of the Change in Control is $50 million or less, Mr. Yoder will receive 6 months of base salary plus payment of an amount equal to 50% of the amount of bonuses and sales incentives (if any) paid to Mr. Yoder during the 12 months preceding termination target bonus and sales incentive, and up to 6 months of COBRA benefits; and (2) if the market capitalization of the Company at the time of the Change in Control is greater than $50 million, Mr. Yoder will receive 12 months of base salary plus payment of an amount equal to 100% of his target bonus and sales incentive, and up to 12 months of COBRA benefits.

In addition, the offer letter provides that if Mr. Yoder’s employment is terminated in connection with a Change in Control, all of Mr. Yoder’s outstanding equity awards will accelerate and become fully vested.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The Audit Committee of the Board of Directors performs general oversight of our financial accounting and reporting process, system of internal controls, audit process and the process for monitoring compliance with laws and regulations, as well as our Code of Conduct. The Audit Committee members are not professional auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accountants. The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Our management is responsible for preparing our financial statements and implementing our financial reporting process, including our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and has the primary responsibility for assuring their accuracy, effectiveness and completeness.

Our independent registered public accountants, Squar Milner LLP (“Squar Milner”), are responsible for expressing an opinion on the conformity of our audited financial statements to U.S. Generally Accepted Accounting Principles (“GAAP”). The Audit Committee meets periodically with the independent registered public accountants, with and without management present, to discuss the results of the independent registered public accountants’ examinations and evaluations of our internal controls and the overall quality of our financial reporting, and, as appropriate, initiates inquiries into various aspects of our financial affairs.

The members of the Audit Committee necessarily rely on the information or documentation provided to them by, and on the representations made by, management or other employees of the Company, the independent registered public accounting firm, and/or any consultant or professional retained by the Audit Committee, the Board of Directors, management or by any committee of the Board of Directors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has applied GAAP appropriately or maintained appropriate internal controls and disclosure controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s authority and oversight responsibilities do not independently assure that the audits of the financial statements have been carried out in accordance with the standards of the U.S. Public Company Accounting Oversight Board (“PCAOB”) or that the financial statements are presented in accordance with GAAP.

The Audit Committee currently consists of three directors, all of whom qualify as “independent” and meet the financial literacy and other requirements under the current Nasdaq listing standards and SEC rules regarding audit committee membership: Mr. Hoshi Printer, who serves as Chairman, Mr. Bruce Edwards, and Mr. Paul F. Folino. The Board of Directors has determined that Mr. Printer is an “audit committee financial expert” under the rules of the SEC.

The Audit Committee took the following actions in fulfilling its oversight responsibilities:

(1)	reviewed and discussed the annual audited financial statements and the quarterly results of operations with management, including a discussion of the quality and the acceptability of our financial reporting and controls as well as the clarity of disclosures in the financial statements;

(2)	discussed with Squar Milner the matters required to be discussed by Statement on Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB.

(3)	received from Squar Milner written disclosures and the letter from Squar Milner as required by applicable requirements of the PCAOB regarding the independent registered public accountants’ communications with the Audit Committee concerning independence and has discussed with Squar Milner its independence; and

(4)	based on the review and discussion referred to in (1) through (3) above, recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2018, for filing with the SEC.

Audit Committee

Hoshi Printer, Chairperson
Bruce C. Edwards
Paul F. Folino

38

OTHER INFORMATION

Policies and Procedures with Respect to Related Party Transactions

The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest.

Our Audit Committee charter requires that members of the Audit Committee review and approve all related party transactions. Current SEC rules define a related party transaction to include any transaction, arrangement or relationship in which:

•	we are a participant;

•	the amount involved exceeds $120,000; and

•	an executive officer, director or director nominee, or any person who is known to be the beneficial owner of more than 5% of our common stock, or any person who is an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock had or will have a direct or indirect material interest.

In addition, the Audit Committee is responsible for reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest and adherence to our Code of Conduct. Under our Code of Conduct, directors, officers and all other members of the workforce are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest. All directors must recuse themselves from any discussion or decision affecting their personal, business or professional interests.

All related party transactions must be disclosed in our applicable filings with the SEC as required under SEC rules.

Related Party Transactions

There were no transactions with related persons that required disclosure under applicable SEC rules during the fiscal years ended June 30, 2018 and 2017, nor are any such transactions currently proposed.

Indemnification and Insurance

Pursuant to our Amended and Restated Certificate of Incorporation and Bylaws, the Company indemnifies its directors and officers to the fullest extent permitted by law. The Company has also entered into indemnification agreements with each of its directors and executive officers contractually committing the Company to provide this indemnification to him or her.

Annual Report on Form 10-K

The Company will furnish without charge, to each person whose proxy is solicited upon the written request of such person, a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2018, as filed with the SEC, including the financial statements and financial statement schedules. In addition, upon request, the exhibits to that document will be furnished subject to payment of a specified fee. Requests for copies of these documents should be directed to: Lantronix, Inc., 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, Attention: Corporate Secretary.

39

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F. Street, N.E., Room 1580, Washington, D.C. 20549. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov and through our website at www.lantronix.com.

By Order of the Board of Directors,

Irvine, California	Kurt E. Scheuerman
October 12, 2018	Vice President, General Counsel and Corporate Secretary

40

APPENDIX A

AMENDMENT TO

2013 EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, Lantronix, Inc., a corporation organized under the laws of Delaware (the “Company”), has adopted the Lantronix, Inc. 2013 Employee Stock Purchase Plan (as amended from time to time, the “Plan”);

WHEREAS, the Board of Directors of the Company (the “Board”) has authority to amend the Plan; and

WHEREAS, the Board has determined that it is in the best interests of the Company to amend the Plan as set forth in this amendment.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.    Section 13(a) of the Plan shall be amended to read as follows:

“(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for future sale under the Plan with respect to Exercise Dates shall be One Million Eight Hundred Thousand (1,800,000) shares.”

2.    Except as expressly set forth in this amendment, all other terms and conditions set forth in the Plan shall remain in full force and effect. Capitalized terms used and not defined herein shall have the meanings set forth in the Plan.

3.    This amendment will become effective upon its approval by the Company’s stockholders.

A-1

LANTRONIX, INC. 7535 IRVINE CENTER DRIVE, SUITE 100 IRVINE, CA 92618

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

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LANTRONIX, INC.
2018 Annual Meeting of Stockholders
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF LANTRONIX, INC.

The undersigned stockholder(s) of LANTRONIX, INC., a Delaware corporation, hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 12, 2018, and hereby appoint(s) Jeffrey Benck and Jeremy Whitaker, or either of them, proxies and attorneys-in-fact, each with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Lantronix, Inc. (the "Annual Meeting") to be held on November 13, 2018 at 9:00 a.m., local time, at Lantronix's Corporate Headquarters, 7535 Irvine Center Drive,Suite 100, Irvine, CA 92618, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present, on the matters set forth on the reverse side and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

THE PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED: (1) "FOR" THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR; (2) "FOR" THE RATIFICATION OF SQUAR MILNER LLP AS LANTRONIX'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING ON JUNE 30, 2019; (3) "FOR" THE ADVISORY APPROVAL OF THE COMPENSATION OF LANTRONIX'S NAMED EXECUTIVE OFFICERS; AND (4) "FOR" THE APPROVAL OF AN AMENDMENT TO THE LANTRONIX, INC. 2013 EMPLOYEE STOCK PURCHASE PLAN, WHICH INCREASES THE NUMBER OF SHARES OF COMMON STOCK RESERVED UNDER THE PLAN BY 500,000 SHARES.

Continued and to be signed on reverse side